SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SureWest Communications

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SUREWEST COMMUNICATIONS

200 Vernon Street
Roseville, California 95678

Dear Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of SureWest Communications to be held at the Company’s Facility at 8150 Industrial Avenue, Building A, Roseville, California, on Friday, June 11, 2004 at 3:00 p.m.

      As we do at each annual meeting of our shareholders, officers will present reports on the various activities of SureWest Communications and its subsidiaries, and about our financial performance. At the meeting, you will be deciding who will serve as the Company’s directors until the next annual meeting. The Board of Directors recommends that you vote your shares in favor of the election of directors identified as nominees in the Proxy Statement. Shareholders may vote one of three ways:

•	By Mail: Fill in, date and mail your proxy card.

•	By Telephone: Call 1-800-293-8533.

•	By Internet: Go to www.continentalstock.com to vote on the internet

      Your vote is important, and whether or not you plan to attend the meeting, I hope you will vote as soon as possible.

      Thank you for your continued support.

Sincerely yours,

KIRK C. DOYLE
Chairman of the Board

SUREWEST COMMUNICATIONS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

      The Annual Meeting of Shareholders of SureWest Communications (hereinafter called the Company) will be held at the Company’s Facility at 8150 Industrial Avenue, Building A, Roseville, California, on Friday, June 11, 2004 at 3:00 p.m., for the following purposes:

1. To elect a Board of seven (7) Directors; and

2. To transact such other business as may properly come before the meeting.

      Only shareholders of record on the books of the Company as of 5:00 p.m., April 21, 2004 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

DARLA J. YETTER
Secretary

SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE

AS PROMPTLY AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL
AS BY TELEPHONE OR BY MAILING THE ENCLOSED PROXY CARD.

Roseville, California, April 28, 2004

SUREWEST COMMUNICATIONS

200 Vernon Street
Roseville, California 95678
April 28, 2004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SureWest Communications (hereinafter called the Company) to be used at the Annual Meeting of Shareholders on June 11, 2004, or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.

      The approximate date of mailing to shareholders of the Notice of Annual Meeting and this Proxy Statement is April 28, 2004.

VOTING RIGHTS

Voting

      The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 p.m. on April 21, 2004, will be entitled to vote at the Annual Meeting. As of the close of business on April 1, 2004, there were 14,575,854 shares of the Company’s Common Stock outstanding.

      As of December 31, 2003, no person was known by the Company to be the beneficial owner of more than five percent of its issued and outstanding Common Stock, except as follows:

	Amount and Nature	Percent
Name and Address of Beneficial Owner	of Beneficial Ownership	of Class

Vanguard Fiduciary Trust Company	1,210,969 (1)	8.3%
500 Admiral Nelson Boulevard Malvern, PA 19355

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission and reports shares held in trust for the benefit of participants in the SureWest KSOP, for which Vanguard Fiduciary Trust Company is a Trustee.

      Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

      In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him or to distribute his votes upon the same principle among as many nominees as he thinks fit. The seven candidates for election as Directors at the Annual

Meeting of Shareholders who receive the highest number of affirmative votes will be elected. The approval of any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting.

Voting Electronically via the Internet or by Telephone

      Shareholders whose shares are registered directly with Continental Stock Transfer & Trust Company (“Continental”) may vote either via the Internet or by calling Continental. Specific instructions to be followed by any registered shareholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

      If your shares are held in “street name” and are registered in the name of a brokerage firm or nominee, you may be able to vote your shares electronically over the Internet or by telephone. A large number of brokerage firms and nominees are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. If your brokerage firm or nominee is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided. Votes submitted via the Internet must be received by 11:59 p.m. Eastern Time on June 10, 2004.

Ways to Reduce the Number of Copies of Our Proxy Materials You Receive

      Under rules adopted by the Securities and Exchange Commission, the Company is permitted to deliver a single copy of the Proxy Statement and Annual Report to shareholders sharing the same address. This process, called householding, allows for the reduction of the number of copies of these materials printed and mailed.

      If you share the same last name and address with other Company shareholders and would like to start or stop householding for your account, you can call (916) 786-1831 or write to us at P.O. Box 969, Roseville, California 95661, Attn: Investor Relations, including your name, the name of your broker or other holder of record and your account numbers. If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

Electronic Access to Proxy Materials and Annual Reports

      This Proxy Statement and the Company’s 2003 Annual Report are available on the Company’s website at http://www.surewest.com/corporate/ir/financials/annual     reports.php. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

ELECTION OF DIRECTORS

      The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The nominees constitute the seven current members of the Board of Directors. Five of the nominees were elected at the last Annual Meeting of Shareholders of the Company. Guy R. Gibson and Steven C. Oldham were appointed to the Board of Directors on July 10, 2003 and January 28, 2004, respectively. The Board has determined that all of the Directors other than Messrs. Doyle and Strom are “independent” for purposes of the listing standards of the National Association of Securities Dealers (“NASD”). The information below is provided as of April 1, 2004.

      Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable to serve if elected a Director.

      Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

		Principal Occupation and Business Experience for	Director
Name	Age	Past Five Years	Since

Kirk C. Doyle	50	Chairman of the Board of Directors of the Company (since 2003); Secretary of the Company (from 2002 to 2003); Realtor, Kirk Doyle Realty, Roseville, California.	2000
Brian H. Strom	62	President and Chief Executive Officer (since 1993) of the Company.	1993
John R. Roberts III	52	Executive Director (since 1999), The Natomas Basin Conservancy, Sacramento, California.	1993
Neil J. Doerhoff	52	Financial Consultant; Corporate Secretary (from 1987 to 2000), Raleys, Sacramento, California	1999
Timothy D. Taron	53	Partner (since 1981), Hefner, Stark & Marois, LLP (Attorneys-at-Law), Sacramento, California.	2000
Guy R. Gibson	51	President (since 1981), Gibson & Gibson, Inc. (Attorneys-at-Law), Roseville, California.	2003
Steven C. Oldham	53	Senior Advisor (since 2002), The Brattle Group; Senior Vice President — Energy Services (from 2001 to 2002), Senior Vice President — Strategic Planning (from 1999 to 2001), Vice President — Treasurer (from 1994 to 1999), Sierra Pacific Resources.	2004

Directors’ Meetings, Committees and Fees

      During 2003, the Board of Directors held 12 meetings. Each Director attended at least 75 percent of the Board meetings and meetings of the committees of which he is a member.

      The Company has a Compensation Committee composed of Messrs. Roberts, Taron and Gibson, each of whom meets the independence requirements of the listing standards of the NASD. Mr. Roberts is the Chairman. The functions of the Compensation Committee include development of compensation strategy and review of the compensation and performance of officers of the Company, review and approval of criteria for the granting of bonuses, and administration of the Company’s stock-based benefit plans and other officer and director compensation arrangements. The Compensation Committee met six times during 2003.

      The Company has an Audit Committee composed of Messrs. Doerhoff, Oldham and Roberts, each of whom meets the independence and financial literacy rules requirements of the listing standards of NASD. Mr. Doerhoff, who currently serves as Chairman of the Audit Committee and Mr. Oldham have each been determined by the Board of Directors to be qualified as an independent “audit committee financial expert” under the rules adopted by the Securities Exchange Commission pursuant to requirements of the Sarbanes-Oxley Act. The Audit Committee is responsible for oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. The principal functions of the Audit Committee are to (i) appoint and engage the independent auditors, (ii) review the scope of the audit and the audit procedure and non-audit services to be utilized and related fees, (iii) review with the independent auditors and internal auditors (if any) the effectiveness of accounting and financial controls, (iv) discuss with the independent auditors the results of their audit and review the Company’s financial statements to be presented to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, and (v) review auditor independence issues and the adequacy of the Audit Committee charter. A copy of the Audit Committee Charter is attached as Appendix A, and is also available on the Company’s website at http://www.surewest.com/corporate/ir/corpgov/acc.php. The Audit Committee met four times during 2003.

      The Company has a Nominating Committee composed of Messrs. Taron, Gibson and Oldham, each of whom meets the independence requirements of the listing standards of NASD. Mr. Taron is the Chairman. The purpose of the Nominating Committee is to (i) develop policies relating to the size and composition of the Board of Directors, (ii) monitor and evaluate officer appointments and develop plans for managerial succession and (iii) recommend a slate of nominees to the Board of Directors. The Nominating Committee will consider recommendations for nominees for directorship submitted by shareholders. Shareholders who wish the Nominating Committee to consider their recommendations for the position of director should submit their recommendations in writing to the Nominating Committee in care of the Secretary of the Company at the principal executive offices. The Nominating Committee met seven times during 2003.

      All Directors, other than Brian H. Strom, were compensated by a fee of $1,250 per month and $1,000 for each Board meeting they attended in 2003. Directors also receive $500 for each Committee meeting they attend ($1,000 if the meeting is on a day different than a Directors’ meeting). Committee Chairmen also received a fee of $5,000 annually. Mr. Doyle received the compensation described above until his election as Chairman in July 2003, at which point he began receiving compensation in the amount of $7,590 per month. Mr. Strom’s compensation is discussed below in the Summary Compensation Table.

      The non-employee Directors of the Company are entitled to participate in the SureWest Communications 2000 Equity Incentive Plan (the “2000 Plan”). Pursuant to the 2000 Plan, prior to 2004 options to purchase 1,250 shares of Common Stock were automatically granted to each non-employee Director upon the conclusion of each regular annual meeting of the Company’s shareholders. The Board of Directors in 2004 amended the 2000 Plan by eliminating the automatic option grant. Non-employee Directors are also eligible to receive other grants under the 2000 Plan.

Contacting the Board of Directors

      Any shareholder who desires to contact the Board of Directors may do so electronically by sending an email to the following address: surewestboard@surewest.com. Alternatively, a shareholder can contact the Board by writing to: Board of Directors, SureWest Communications, P.O. Box 969, Roseville, California 95661. Communications received electronically or in writing are distributed to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

Director Attendance at Annual Meetings

      The Company schedules a Board meeting in conjunction with its annual meeting and expects that its Directors will attend, absent a valid reason, such as a schedule conflict. Last year, all seven of the individuals then serving as Directors attended the annual meeting.

CODE OF CONDUCT

      The Company has adopted a Code of Ethics and Business Conduct, which is designed to help Directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Ethics and Business Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics and Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Ethics and Business Conduct is available at the Company’s corporate governance website located at http://www.surewest.com/corporate/ir/corpgov/Code of Ethics Business Conduct.php. The Company may post amendments to or waivers of the provisions of the Code of Ethics and Business Conduct, if any, made with respect to any of our Directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table contains information as of April 1, 2004 with respect to the beneficial ownership of Common Stock by (i) each Director and nominee for Director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table, and (iii) all Directors and Officers of the Company as a group (including the named individuals). Unless otherwise noted, the persons as to whom the information is given had shared voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

BENEFICIAL OWNERSHIP TABLE

	Shares of Common
	Stock Beneficially
Name	Owned(1)	Percent

Fred A. Arcuri(2)	28,757	*
Michael D. Campbell(3)	68,127	*
Bill M. DeMuth(4)	31,166	*
Neil J. Doerhoff(5)	10,450	*
Kirk C. Doyle(6)	94,405	*
Guy R. Gibson	34,183	*
Jay B. Kinder(7)	47,071	*
Steven C. Oldham	—	*
John R. Roberts III(8)	25,419	*
Brian H. Strom(9)	103,928	*
Timothy D. Taron(10)	10,475	*
All Directors and Officers as a group (19 persons including the named individuals above)(11)	585,487	4.0%

*	Less than 1.0%

(1)	For the following individuals, the number of shares listed includes interests in shares held in the SureWest KSOP: Mr. Strom — 4,597 shares; Mr. Campbell — 8,494 shares; Mr. Kinder — 16,129 shares; Mr. Arcuri — 2,251 shares; Mr. DeMuth — 9,616 shares; Mr. Doyle — 77 shares; and all executive officers as a group — 68,599 shares.

(2)	Includes 21,364 shares issuable upon exercise of options held by Mr. Arcuri and his spouse exercisable within 60 days of April 1, 2004.

(3)	Includes 37,500 shares issuable upon exercise of options held by Mr. Campbell exercisable within 60 days of April 1, 2004. Mr. Campbell retired from the Company on April 15, 2004.

(4)	Includes 17,917 shares issuable upon exercise of options held by Mr. DeMuth exercisable within 60 days of April 1, 2004.

(5)	Includes 7,500 shares issuable upon exercise of options held by Mr. Doerhoff exercisable within 60 days of April 1, 2004.

(6)	Includes 6,250 shares issuable upon exercise of options held by Mr. Doyle exercisable within 60 days of April 1, 2004. Also includes 20,496 shares held by Kirk C. Doyle as custodian for his children. Kirk C. Doyle has sole voting and investment power for 85,151 shares.

(7)	Includes 23,501 shares issuable upon exercise of options held by Mr. Kinder exercisable within 60 days of April 1, 2004. Mr. Kinder has sole voting and investment power for 47,071 shares.

(8)	Includes 7,500 shares issuable upon exercise of options held by Mr. Roberts within 60 days of April 1, 2004.

(9)	Includes 61,001 shares issuable upon exercise of options held by Mr. Strom exercisable within 60 days of April 1, 2004. Also includes 7,688 shares held in trusts of which Mr. Strom is a trustee.

(10)	Includes 6,250 shares issuable upon exercise of options held by Mr. Taron exercisable within 60 days of April 1, 2004. Mr. Taron has sole voting and investment power for 10,475 shares.

(11)	Includes 275,359 shares issuable upon exercise of options held by directors and officers as a group exercisable within 60 days of April 1, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

      To the Company’s knowledge, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied, except as noted herein. One late Form 4 report was filed by each of Chris L. Branscum, Neil J. Doerhoff, Kirk C. Doyle, John R. Roberts, and Timothy D. Taron on June 11, 2003 to report the automatic annual stock option grant to non-employee directors on May 19, 2003. One late Form 4 report was filed by Dan T. Bessey on June 26, 2003 to report a stock option granted on May 31, 2003.

REPORT OF THE COMPENSATION COMMITTEE

      The Board of Directors has a Compensation Committee comprised of John R. Roberts III, who currently serves as Chairman, Guy R. Gibson and Timothy D. Taron. The Compensation Committee has the responsibility of reviewing and recommending a compensation program for the Company’s officers including the consideration of benefit issues generally. As in prior years, the measures of performance used by the Compensation Committee in 2003 included:

(i) operational goals, financial performance and the achievement of shareholder value, together with each officer’s individual effectiveness in reaching those goals and achieving desirable financial performance and shareholder value;

(ii) officer compensation at other telecommunications companies and at general industry companies; and

(iii) the individual’s level of responsibility, skill and authority relative to other positions within the Company and general industry companies.

      The Compensation Committee retains an independent consultant, Hewitt Associates LLC, to help evaluate the compensation practices of the Company. For 2003, Hewitt Associates provided specific information regarding the Company’s two most senior executives. Hewitt Associates gathers and provides information about industry compensation practice and competitive compensation levels, and recommends alternatives for the Compensation Committee’s consideration that are consistent with the Company’s compensation policies. Hewitt Associates is an internationally recognized firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs. In addition to the report of Hewitt Associates, the Company generated an internal report for the benefit of the Compensation Committee in connection with the effort to assess the compensation levels of the Company’s executive officers, including those named in the Summary Compensation Table.

      In order to assure that the Company is able to retain and attract executives for both the successful operation of its regulated business and the ongoing development of its unregulated businesses, the Compensation Committee, as it has done in prior years, reviewed compensation and benefits information for both telecommunications and general industry companies. The telecommunications companies included 23 peer companies, many of which report larger revenues than the Company, but are considered to represent an appropriate industry-specific talent market. The general industry data was obtained by reviewing information from published sources and examining the compensation practices of companies, both general industry and telecommunications, with revenues comparable to those of the Company.

      The Company’s existing executive compensation program consists primarily of three elements: base pay, performance bonus and awards under the 1999 Restricted Stock Bonus Plan and 2000 Equity Incentive Plan.

      In 2003, annual cash compensation to officers consisted of base salary and a performance bonus. The five highest paid executive officers of the Company (identified in the Summary Compensation Table) did not receive an increase in base pay in 2003. The performance bonus was dependent upon the satisfaction of recurring objectives, the officers’ contribution to the growth of existing businesses, and the officers’ contribution to strategic growth initiatives. The Company established performance bonus targets for each executive officer to permit total cash compensation (base pay plus performance bonus) to be comparable generally to the median amounts of total cash compensation for officers performing similar duties for the telecommunications and general industry companies.

      The average of the total cash compensation paid to the officers as a group in 2003 was comparable to the median amounts paid to all officers in the comparative group (consisting of telecommunications and general industry companies), although there may have been individual variations and in certain instances differences in position and responsibilities making a comparison more difficult. In 2003, the executive officers identified in the Summary Compensation Table in this Proxy Statement received percentages ranging from 80% to 100% of the target performance bonuses, resulting in such executive officers receiving cash compensation approximat-

ing the median amounts for comparable officers determined by the Compensation Committee for the telecommunications and general industry companies.

      The Company in 2003 made two separate restricted stock grants to its executive officers, including those individuals identified in the Summary Compensation Table. A grant in January 2003 was recommended by the Compensation Committee in recognition of the satisfaction and completion of certain 2002 goals and initiatives established for each executive officer. Those grants provide generally that the restricted shares do not vest (except for retirement or disability) until 2006, assuming the executive officer remains with the Company until that time. In addition, in December 2003, the Compensation Committee made retention grants of restricted shares which provide generally that 25% of the shares in each grant vest annually until 2007 (subject to acceleration for retirement or disability), as long as the executive officer remains with the Company. The amounts of the 2003 restricted stock grants are described in the Summary Compensation Table.

      The 2003 compensation paid to Brian H. Strom, President and Chief Executive Officer, was comprised of base salary, performance bonus and restricted stock grants. The salary and bonus were established taking into consideration the criteria and policies described above. Mr. Strom’s base salary in 2003 was identical to his base salaries in 2002 and 2001. Mr. Strom received a performance bonus for 2003. The Compensation Committee, in establishing the performance bonus, recognized, among other aspects of his performance, the financial performance of the company, the Company’s continued technological advancements including the acquisition and integration of the Company’s digital video assets, and Mr. Strom’s continuing oversight with respect to the Company’s emerging businesses. In addition, Mr. Strom received the two restricted stock grants made to executive officers in January and December 2003, in recognition of the satisfaction of the 2002 and 2003 initiatives.

      The cash compensation paid to Mr. Strom in 2003 was above the median amount of cash compensation paid to the chief executive officers of the companies in the comparative group (consisting of telecommunications and general industry companies). However, Mr. Strom’s total compensation, even after taking into consideration the value of the 2003 restricted stock awards, was substantially below the median amount of total compensation paid to the chief executive officers in the comparative group, primarily as a result of the other chief executive officers receiving larger long-term incentive compensation benefits than those currently afforded to Mr. Strom.

      The telecommunications comparative group consisted of 23 companies, all of which are engaged in the telecommunications industry in general. 8 of the 23 companies whose compensation policies were considered are among the 21 companies now constituting the Dow Jones US Telecommunications Index.

      Commencing with the 2004 fiscal year, and in furtherance of a recommendation endorsed by the Board of Directors, cash and related bonuses for a particular fiscal year will not be determined for and paid to executive officers until the completion of the audit for the applicable fiscal year. This change in practice results from the conclusion of the Board of Directors that such bonuses, to the extent related to or impacted by financial performance or metrics, should be determined based on audited results.

Compensation Committee,

John R. Roberts III, Chairman
Guy R. Gibson
Timothy D. Taron

Summary Compensation Table

      The following table sets forth the executive compensation paid to the Company’s Chief Executive Officer and the four remaining most highly paid executive officers for the years ended December 31, 2003, 2002 and 2001.

					Long-Term Compensation
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation(1)	Awards(2)	Options/SARs	Compensation(3)
Name and Principal Position	Year	$	$	$	$	(#)	$

Brian H. Strom	2003	375,108	210,000	2,825	322,853	—	12,000
President and Chief	2002	375,003	150,000	2,945	—	25,000	12,000
Executive Officer	2001	375,003	100,000	1,920	107,800	25,000	10,050
Michael D. Campbell(4)	2003	309,005	90,000	1,845	224,652	—	12,000
Executive Vice President	2002	309,005	80,000	1,030	—	15,000	12,000
and Chief Financial Officer;	2001	309,005	90,000	1,030	—	15,000	10,050
Treasurer
Jay B. Kinder	2003	225,474	60,000	3,921	118,001	—	12,000
Senior Vice President	2002	225,474	70,000	1,680	—	10,000	12,000
and Chief Operating	2001	225,434	80,000	1,315	—	10,000	10,050
Officer — SureWest Telephone
and SureWest Directories
Fred A. Arcuri	2003	185,475	40,000	2,889	114,701	—	12,000
Senior Vice President and	2002	185,475	40,000	800	—	10,000	12,000
Chief Operating Officer —	2001	165,486	80,000	485	—	10,000	10,050
SureWest Broadband
Bill M. DeMuth	2003	175,410	50,000	6,201	104,896	—	12,000
Vice President and	2002	174,990	50,000	760	18,600	8,000	12,000
Chief Technology Officer	2001	165,006	30,000	650	—	6,000	10,500

(1)	Other annual compensation consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums in respect of life insurance coverage in excess of $50,000 and taxable automobile allowance payments.

(2)	The amounts disclosed in this column reflect the dollar values of restricted shares granted as a result of the attainment of certain performance measures under individual agreements with the respective executive officer under the 1999 Restricted Stock Bonus Plan and a grant under the 2000 Equity Incentive Plan. The number of restricted shares granted for 2003 are as follows: Brian H. Strom, 2,000 shares (vesting in 2006) and 7,051 shares (vesting 25% annually beginning 2004 through 2007); Michael D. Campbell, 2,000 shares (vesting in 2006) and 4,487 shares (vesting 25% annually beginning 2004 through 2007); Jay B. Kinder, 750 shares (vesting in 2006) and 2,564 shares (vesting 25% annually beginning 2004 through 2007); Fred A. Arcuri, 625 shares (vesting in 2006) and 2,564 shares (vesting 25% annually beginning 2004 through 2007); Bill M. DeMuth, 625 shares (vesting in 2006) and 2,308 shares (vesting 25% annually beginning 2004 through 2007. The total number of restricted shares held by the named officers and their aggregate market value at December 31, 2003 were as follows: Brian H. Strom, 9,051 shares valued at $365,841; Michael D. Campbell, 6,487 shares valued at $262,205; Jay B. Kinder, 3,314 shares valued at $133,952; Fred A. Arcuri, 3,189 shares valued at $128,899; and Bill M. DeMuth, 2,933 shares valued at $118,552, Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of Common Stock.

(3)	Reflects employer contributions to the SureWest KSOP (the Company’s qualified 401(k) plan).

(4)	Michael D. Campbell retired from the Company effective April 15, 2004, and in connection with his retirement will receive one (1) year of salary ($310,000) and the payment by the Company for one year of medical, dental and vision benefits, in return in part for future consulting and related obligations. The restricted share grant described above in the amount of 2,000 shares, under its original terms of issuance, vested immediately upon his retirement, and the balance of the restricted shares were forfeited to the Company.

Change in Control Agreements

      The Company has entered into change in control agreements with each of the individuals named in the Summary Compensation Table. The agreements are in effect until December 31, 2004, and automatically extend for one-year terms unless the Company provides a notice of termination by November 30 of this year or each extended term. A “change in control of the Company” generally means (i) the acquisition by a third party of 20% or more of the Company’s common stock, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent public company, or (iii) a partial or complete liquidation of the business for which the executive’s services are performed. For payments to be owed to an executive officer, there must be a change in control of the Company and a “constructive termination” of the executive’s employment (meaning generally a decrease in compensation, a reduction in job responsibility or a geographical relocation). If there is a change in control of the Company, and a subsequent constructive termination, the executive is entitled to a severance benefit equal to two times (three times for Brian H. Strom) the sum of his annual compensation and benefits received in the period prior to the separation, and the continuation of insurance and medical benefits for the executive and his family for two years (three years for Brian H. Strom).

Pension Plan and SERP

      The Company has a qualified defined benefit pension plan in which certain employees are eligible to participate substantially concurrently with the commencement of employment (“Pension Plan”), as well as a supplemental non-qualified and unfunded supplemental executive retirement plan (“SERP”). The SERP provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company. Benefits under the plans are a function of a participant’s years of service with the Company and the employee’s average annual compensation during the period of the five consecutive years in the last ten years of credited service in which annual compensation was the largest. The monthly retirement benefit payable under the plans will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts.

      While the Company may terminate the plans at any time, such termination will not deprive any participant or beneficiary of any vested accrued benefits under the plans.

      Since the Pension Plan is a defined benefit plan, funding is determined with respect to participants as a group and costs cannot be readily allocated to any individual participant. The ratio of 2003 plan contributions to estimated total covered compensation was 10.6%. Estimated total covered compensation has been determined by increasing the total base annual rate of compensation of plan participants at January 1, 2003 by 5%. Brian H. Strom and Michael D. Campbell (who retired on April 15, 2004) are entitled to benefits under the Pension Plan and the SERP and Jay B. Kinder, Fred A. Arcuri and Bill M. DeMuth under the Pension Plan, and at December 31, 2003, were credited with 14, 9, 40, 28 and 27 years of service, respectively, under the plans. The compensation covered by the Pension Plan and the SERP for each participant is substantially similar to the sum of the salary, bonus and other annual compensation reported above for each executive officer. Covered compensation for officers not included in the SERP is limited to $200,000 with the annual benefit limited accordingly. The table below illustrates approximate annual benefits payable under the plans for the ranges of pay and periods of service indicated, assuming retirement at age 65 in 2004.

Highest Consecutive	Estimated Annual Pension for Representative Years of Service
Five-Year Average
Compensation	15	20	25	30	35	40

$150,000	$39,375	$52,500	$65,625	$78,750	$91,875	$105,000
200,000	52,500	70,000	87,500	105,000	122,500	140,000
250,000	65,625	87,500	109,375	131,250	153,125	175,000
300,000	78,750	105,000	131,250	157,500	183,750	210,000
350,000	91,875	122,500	153,125	183,750	214,375	245,000
400,000	105,000	140,000	175,000	210,000	245,000	280,000
450,000	118,125	157,500	196,875	236,250	275,625	315,000
550,000	144,375	192,500	240,625	288,750	336,875	385,000
650,000	170,625	227,500	284,375	341,250	398,125	455,000

Option Grants in Last Fiscal Year

      The Company did not make any option grants nor grant any stock appreciation rights during 2003 to the officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table shows aggregate exercises of options to purchase the Company’s Common Stock in the year ended December 31, 2003, by the officers named in the Summary Compensation Table and the value of each of such officer’s unexercised options at December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options as Fiscal		In-The-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian H. Strom	0	0	61,001	48,999	$65,372	$65,578
Michael D. Campbell	0	0	37,500	30,000	$40,275	$39,825
Jay B. Kinder	0	0	23,501	20,499	$25,097	$26,383
Fred A. Arcuri	0	0	21,251	18,249	$22,464	$24,876
Bill M. DeMuth	0	0	17,917	15,583	$18,353	$20,407

(1)	The value of unexercised Company options is based on the difference between the exercise price and the closing market price of Company Common Stock on December 31, 2003 of $40.42.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors of the Company is responsible for oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company’s management has primary responsibility for preparing the financial statements and the Company’s financial reporting process. The Company’s independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States. The Audit Committee is governed by a written charter approved by the Board of Directors, and which is attached as Appendix A.

      In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with the independent auditors, the matters required to be discussed by SAS 61, Communications with Audit Committees.

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent auditors the independent auditors’ independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

5. The Audit Committee has established a policy of requiring its review and approval of all audit services and permitted non-audit services to be performed by the Company’s independent auditors. The policy permits the Audit Committee to delegate pre-approval authority to one or more Audit Committee members.

      Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee,

Neil J. Doerhoff, Chairman
Steven C. Oldham
John R. Roberts III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Carol Arcuri, wife of Fred A. Arcuri, Senior Vice President and Chief Operating Officer of SureWest Broadband since 2001, has been employed by the Company since 1986, and currently serves as a Payroll Administrator in the Company’s Human Resources Department. Ms. Arcuri received aggregate compensation of $82,120 (including salary, performance awards, medical and life insurance benefits and Company matching retirement contributions) for her services with the Company during 2003.

PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total shareholder return of the Company’s Common Stock (assuming dividend reinvestment) with the Dow Jones US Telecommunications Index (a published index which includes 21 telecommunications companies) and the Russell 2000® Index. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1998 respectively in each of SureWest Communications, the Dow Jones US Telecommunications Index and the Russell 2000® Index. The stock performance shown on the graphs below is not necessarily indicative of future price performance.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

Among SureWest Communications,
DJ US Telecommunications and Russell 2000®

	1998	1999	2000	2001	2002	2003

SureWest Communications	$100	$122	$153	$190	$147	$165
Russell 2000® Index	$100	$121	$118	$121	$96	$141
DJ US Telecommunications Index	$100	$118	$71	$62	$40	$43

INDEPENDENT AUDITORS

      Ernst & Young LLP, the Company’s auditors since 1960, has been selected by the Company as its independent auditors for the current year. A representative of Ernst & Young LLP is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

      The following table sets forth the aggregate fees, including reimbursement of expenses, billed by Ernst & Young LLP to the Company for:

(i) Audit Fees in connection with the audit of the Company’s annual financial statements; the review of financial statements in the Company’s Quarterly Reports on Form 10-Q; SEC and other regulatory filings; audits of subsidiaries; and accounting consultations;

(ii) Audit Related Fees for internal control reviews; benefit plan audits; and consultation regarding financial accounting and reporting standards; and

(iii) Tax Fees for tax compliance and consultation.

	2003	2002

Audit Fees	$1,385,000	$565,000
Audit-Related Fees	$100,000	$88,000
Tax Fees	$79,000	$95,000

Engagement of the Independent Auditor

      The Audit Committee is responsible for approving every engagement of the Company’s independent auditors to perform audit or non-audit services on behalf of the Company or its subsidiaries before the auditors are engaged to perform such services and all fees for such services described above were approved pursuant to such policy. The Audit Committee may delegate authority to its Chairman or subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions made under delegation of authority are presented to the Audit Committee at its next scheduled meeting. None of the engagements of the Company’s independent auditor has made use of the de minimus exception to the requirement of pre-approval required by the SEC regulations.

COST OF SOLICITATION

      The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.

OTHER MATTERS

      As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS

      Proposals of shareholders intended to be presented at the 2005 Annual Meeting must be received by the Company not later than January 3, 2005 to be considered for inclusion in the Company’s Proxy Statement. Shareholders may propose director candidates for consideration by the Board’s Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, and should be directed to the Secretary of the Company at SureWest Communications, P. O. Box 969, Roseville, California 95661.

By Order of the Board of Directors

KIRK C. DOYLE
Chairman of the Board

Roseville, California, April 28, 2004.

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

      The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

      The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors (if any), and the financial management of the corporation.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

•	Appoint the firm of certified public accountants to be employed by the corporation as its independent auditors to audit the consolidated financial statements of the corporation for the ensuing year, and be directly responsible for the compensation and oversight of the work of the independent auditors. The independent auditors shall report directly to the Audit Committee.

•	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditors, subject to the de minimus exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to its Chairman or subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of the Chairman or such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the company’s internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company’s financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

A-1

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	Review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit, or cause to be submitted, the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, doing so is appropriate.

QLCC Responsibilities

•	Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the corporation or by any officer, director, employee or agent of the corporation (each, a “Material Violation”) that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

•	To the extent required by any regulatory body, inform the corporation’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisor.

•	Determine whether an investigation is necessary regarding any report of evidence of a Material Violation that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

•	If the Committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend, by majority vote, that the corporation implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

•	Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

A-2

PROXY BY MAIL

Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED FOR THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors recommends a vote FOR Item 1

ITEM 1-ELECTION OF DIRECTORS	FOR	WITHHOLD FOR ALL
Nominees: 01 Kirk C. Doyle, 02 Brian H. Strom,
03 John R. Roberts III, 04 Neil J. Doerhoff,
05 Timothy D. Taron, 06 Guy R. Gibson	☐	☐
07 Steven C. Oldham

WITHHELD FOR: (Write that nominee’s name in the space provided below)

ITEM 2-OTHER BUSINESS

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

VOTE BY TELEPHONE OR INTERNET
QUICK***EASY***IMMEDIATE

SUREWEST COMMUNICATIONS

*	You can now vote your shares electronically through the Internet or the telephone.

*	This eliminates the need to return the proxy card.

*	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above web site. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
ELECTRONICALLY OR BY PHONE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SUREWEST COMMUNICATIONS

     The undersigned hereby appoints Kirk C. Doyle, Brian H. Strom, John R. Roberts III, Neil J. Doerhoff, Timothy D. Taron, Guy R. Gibson and Steven C. Oldham as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side all shares of stock of SureWest Communications standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on June 11, 2004 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE